UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 24, 2007

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

We are filing this amendment to Form 8-K to correct the disclosure relating to the Section of the AMEX Company Guide pursuant to which Senesco received a notice of noncompliance on October 24, 2007.  Our previously filed Form 8-K incorrectly stated that the most recent AMEX notice was issued to Senesco for noncompliance with the continued listing standards set forth in Section 1003(a)(ii) of the AMEX Company Guide when in fact the most recent notice was issued to Senesco for noncompliance with the continued listing standards set forth in Section 1003(a)(iii) of the AMEX Company Guide.

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2007, Senesco Technologies, Inc. (the “Company”) received a notice from the American Stock Exchange (“AMEX”) informing the Company that it did not meet certain AMEX continued listing standards.  Specifically, the June 15, 2007 notice stated that the Company was not in compliance with the continued listing standards of Section 1003(a)(ii) of the AMEX Company Guide with shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years.  In response to the notice, the Company submitted a plan advising AMEX of action it has taken, or will take that would bring the Company into compliance with the AMEX’s continued listing standards.  The AMEX accepted such plan of compliance and granted the Company an extension until March 1, 2008 to regain compliance with the Exchange’s continued listing standards.

On October 24, 2007, the Company received another notice from the AMEX that the Company was not in compliance with the continued listing standards of Section 1003(a)(iii) of the AMEX Company Guide. Specifically, AMEX noted that, as of June 30, 2007, the Company’s shareholder’s equity was less than $6,000,000 and losses from continuing operations and/or net losses were incurred in the five most recent fiscal years.  However, the notice reiterated AMEX’s acceptance of the previously submitted plan to regain compliance with Section 1003(a)(ii) and stated that the Company was not required to resubmit a plan in response to the notice that it was not in compliance with Section 1003(a)(iii) as such previously issued plan reasonably demonstrated the ability of the Company to regain compliance with each of Section 1003(a)(ii) and Section 1003(a)(iii) of the AMEX Company Guide.

The notice is based on a review by the AMEX of Senesco Technologies, Inc. Form 10-K for the period ended June 30, 2007 which publicly disclosed the financial status of the Company at that time.

Subsequent to June 30, 2007, the Company reported that it closed on $3 million of its $10 million financing, which was part of and consistent with the plan of compliance submitted to the AMEX.  However, failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 1, 2007 relating to the receipt of the AMEX notification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: November 1, 2007	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer